EX-99.2A(1)
                            CERTIFICATE OF FORMATION


                            CERTIFICATE OF FORMATION

                                       OF

                   LAZARD DIVERSIFIED STRATEGIES FUND, L.L.C.


        The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

            FIRST:   The name of the limited liability company is Lazard
Diversified Strategies Fund, L.L.C.

            SECOND: The address of the registered office and the name and the address of the registered agent required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30 day of May, 2001.


                                      LAZARD DIVERSIFIED STRATEGIES FUND, L.L.C.

                                               By:  /S/ KELLI MOLL
                                                    ----------------
                                                    Name:  Kelli Moll
                                                    Title: Authorized Person